UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Lumentum Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This Schedule 14A filing consists of the following communication relating to the proposed acquisition (the “Acquisition”) of NeoPhotonics Corporation (“NeoPhotonics”) by Lumentum Holdings Inc. (“Lumentum”), a Delaware corporation and Neptune Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lumentum (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated November 3, 2021, by and among NeoPhotonics, Lumentum and Merger Sub:

Excerpts of Transcript of Fireside Chat with Alan Lowe, Wajid Ali and Chris Coldren of Lumentum at the Raymond James Technology Investors Conference relating to the Acquisition

The item listed above was first used or made available on December 6, 2021. The item listed above omits certain sections of the discussion that are unrelated to the Acquisition. Three asterisks (***) indicate where discussion unrelated to the Acquisition has been omitted.

MANAGEMENT DISCUSSION SECTION

* * *

<<Simon Leopold, Raymond James>>

I appreciate it. So I want move to the bid you made for NeoPhotonics. You announced that coincident with your last earnings report I believe. I have covered NeoPhotonics since its days with the IPO and it feels like the idea that it would be taken out was sort of the ever present bull thesis so eventually it comes true. So the burning question my mind is why now?

<<Alan Lowe, President and Chief Executive Officer>>

Yeah that’s a good question and then I think we’ve looked at the NeoPhotonics for years and years and never been able to get the deal done. We felt from our side as well as from the Neo side that now is the right time for a couple of reasons, one of which is the transition to higher-speed transmission rates at 400, 600, and 800 gig is just starting. And if you believe the analyst’s reports of a port count growth rate of 70% CAGR for the next five years, it’s really going to grow quite rapidly.

Now, that’s not revenue growth, that’s port count growth as prices will come down. I think from the Neo side and I’m not really speaking - I guess, I’m going to speak for Tim, I think they have some great technology, great products and a great team, a really, really great team of people that I think can accelerate our innovation to the next level. That, combined with the challenges that I think they had with some of the hyperscaler customers looking at their balance sheet, worried about whether or not they’re going to be able to invest and support the kind of ramps that hyperscalers go through, and that was one of the reasons we agreed to a $50 million loan during the time between signing and closing, so that they could see – the customers could see that we’re backing NeoPhotonics and that they have the ability to put the capacity in place that they need to be able to go up a very steep ramp.

And so, I think that the combination of their great technology and the great market ahead of us and the need for being able to have a healthier supplier, frankly, to support those customers that go through that ramp, I think the timing just became the right thing. And financially, because of the synergies and the and the proximity of our locations next to their locations, I think we’re in a unique position and that we will be able to get the synergies we need to be able to drive the kind of financial performance and the benefit to our shareholders.

QUESTION AND ANSWER SECTION

<<Simon Leopold, Raymond James>>

And in terms of getting this deal completed,

I’m guessing that approval from the Chinese government, SAMR, is that the biggest hurdle. Can you speak to either milestones or hurdles to having this deal closed?

<<Alan Lowe, President and Chief Executive Officer>>

Yeah, I mean, I think that this – I go back and I think about the Oclaro acquisition and the challenges we had there, and we got through that in about nine months. But there were some customers that were somewhat concerned about the two of us getting together. This is a different situation and that the Western customers were pushing us ahead of the deal to do the deal because of the reasons I talked about earlier. And the Chinese customers actually really liked the deal, given our strength of balance sheet, our ability to invest, and the trust that we built up through the Oclaro acquisition with those customers.

And so, I think from that perspective, if or when the regulatory groups go and talk to our customers, I think they’re going to get thumbs up, which should help be able to get the deal through the regulatory hurdles needed.

<<Simon Leopold, Raymond James>>

And how are you thinking about future acquisitions at this juncture?

<<Alan Lowe, President and Chief Executive Officer>>

Well, I think we’re a month into announcing the Neo deal. We’re starting the integration planning, we’re going to focus on that and not dilute our resources. But that said, our balance sheet is still strong enough to be able to think about other acquisitions. And I think we have a funnel of them that we look at all the time. And but our short- term focus right now is make sure we do this acquisition to the best of our ability and get the financial results to our shareholders that they deserve. And then think about the next one. But as you probably maybe didn’t see, but the proxy was filed, the NeoPhotonics proxy was filed last week, and you’ll see how long it takes to get from the time you start those discussions until you can sign a deal. It’s a long time.

So, starting these discussions now, doesn’t mean that we’ll close in a month or two? I mean, it takes it takes a good deal of time to close a deal.

<<Simon Leopold, Raymond James>>

And you have a certain set of criteria for acquisition targets, things like when it would be accretive or diversification goals, what do you – what’s typically on your list of objectives?

<<Alan Lowe, President and Chief Executive Officer>>

Yeah. Well, I mean, I think if you look back in time on the whole Coherent battle that was really an effort to diversify. And I think that’s still a priority of ours. You might say, well, gosh, it doesn’t do that for you, but it doesn’t, but it does make us even more relevant to the customers we have today. So, I would say that, as we look forward to new acquisitions or new organic growth, we’re looking to get into new markets where photonics could be or will be critically important to those markets and could be really a catalyst for how things are done from lasers to other types of markets that we’re not even in today.

* * *

<<Simon Leopold, Raymond James>>

Appreciate that. I want to pivot to the telecom product next. Maybe just if we could hear your take on the overall market outlook for 2022 in terms of what the demand looks like, market growth perspective, and then we’ll drill down on the specifics for your portfolio.

<<Alan Lowe, President and Chief Executive Officer>>

Sure. I think I mentioned a little bit before about the NeoPhotonics acquisition, the port count for 400 above is expected to be very robust. I’d say that what we have seen and what we are seeing is very robust demand on things like pump lasers and ROADMs. And typically, those are great leading indicators of future demand because you need to build the freeways before you start putting light across the freeways.

So, the pump lasers are what are used to amplify that signal across the network and the ROADMs are there to switch that light indirect to where you want to go. So, we’re seeing very, very strong demand in both of those areas that makes me confident that

2022 is going to be a good year and typically will last far into the 2023 and 2024 given the port count forecast and the need for higher, higher speeds and the bandwidth demands just seem to be unrelenting with respect to how much bandwidth is needed to go from hyperscaler to the edge of the network. And so we’re seeing, in fact, higher speeds towards the edge of the network that then need to get through the metro and the core part of the network. And that all leads to higher speed devices and more amplifiers and more networks. So it’s a good time. And that’s why, again, why we didn’t make the decision to go and acquire new at the times at this point.

<<Simon Leopold, Raymond James>>

And it sounds like the ROADMs or optical switches are the components that are more constrained for you. And I guess one of the things we’ve struggled with is we’re not hearing necessarily the same comments from the OEMs. Now, there may be good reason for that. We haven’t heard any details from Huawei because it’s Huawei. And Ciena reports on Thursday. So we’ve got essentially 50% of the market that hasn’t spoken to us. But the rest seem to be talking about certainly supply chain constraints, but they haven’t highlighted ROADM as the bottleneck. So just wondering if there’s a little bit of a disconnect between what we’ve heard from Lumentum and what we’ve heard from the other OEMs, the systems companies?

<<Alan Lowe, President and Chief Executive Officer>>

Well, I’ll let Gary tell you on Thursday. I don’t know what he’s going to say. But we do try to take care of our leading customers the best we possibly can. And we have, as I said earlier, have been able to get the increased output of our telecom transport business in the December quarter. So, things from their perspective may be getting better.

But at the same time, the gap to fill the demand is getting bigger. So – and I really don’t think there’s a bunch of double ordering that’s making that an artificial demand. I think that given that in most of the cases, we’re sole sourced or primary sourced and there’s another source. I think that most of the customers are ordering what they need and not really getting everything they need. But we’ll see what they have to say. I can usually be a good – I guess my barometer is how often I get called by CEOs of our customers, and I’m still getting called by them. So that’s typically a good indicator that demand is real.

<<Simon Leopold, Raymond James>>

That makes sense. I want to talk a little bit about a new device coming into the marketplace. It’s called a 400G ZR. So it’s a pluggable widget that operates at 400-gig as the name would imply and can plug into routers or optical platforms or switches. And so, there’s this thought process among the investment community that this is bad for the optical systems market because it’s displacing the sale of a network element. What does this particular market emergence mean to Lumentum?

<<Chris Coldren, Senior Vice President, Strategy and Corporate Development>>

Yeah. Hi, Simon. I think it doesn’t change a whole lot in reality in that at the end of the day, the 400G 400-gig ZR is addressing certain ports in data center interconnect applications that may be historically, we, in some cases, didn’t supply into if that was a very cost-sensitive application for components, let’s say. But in other cases, we will be supplying high-performance components.

And in the case of the ZR now is – in those high performance components, especially of late, have been integrated components where various optical components or various optical functions, if you will, are integrated on single optical chips and then integrated in a module, and in the case of ZR, it’s now a complete transceiver module.

So, I think for us, what it does is, maybe it’s a little higher selling price than the underlying components that go into it. But at the end of the day, what I think it does do is not that it’s a ZR, it’s the fact that you’re transitioning to 100 gig, 200 gig to 400 gig, which is what’s really important, because when you do that transition from 100 gig, 200 gig to 400 gig, like we fanatically talked about across multiple end markets here, whenever the technology is hard and difficult, all of a sudden there’s many fewer folks that are able to succeed there. And it drives more intimacy with the customers in that they need differentiated technology in that market transition, if you will.

So, today it’s an exciting upside and one of the driving factors for us, as we’ve alluded to the acquisition of NeoPhotonics and that they have a 400 gig ZR module that’s ahead of us and gaining traction with customers. And therefore, again, trying to time things appropriately for the significant market opportunity that’s ahead for us.

* * *

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Lumentum and NeoPhotonics. NeoPhotonics will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, NeoPhotonics will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. NEOPHOTONICS STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

LUMENTUM AND NEOPHOTONICS URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by contacting Lumentum’s Investor Relations Department at investor.relations@lumentum.com. Copies of documents filed with the SEC by NeoPhotonics (when they become available) may be obtained free of charge on NeoPhotonics’ website at https://ir.NeoPhotonics.com or by contacting NeoPhotonics’ Investor Relations at ir@NeoPhotonics.com.

Participants in the Solicitation

The directors and executive officers of NeoPhotonics may be deemed to be participants in the solicitation of proxies from the stockholders of NeoPhotonics in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding NeoPhotonics’ directors and executive officers is also included in NeoPhotonics’ proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. These documents are available free of charge as described in the preceding paragraph.